Exhibit 10.8

157 Broad Street • Suite 109 • Red Bank, NJ 07701 • 732.741.2840 • www.PeopleString.com

3/16/2011

Carl J. Bennett
Chief Financial Officer
Cougar Trading
1370 Avenue of the Americas 30th Floor
New York, NY 10019

Dear Mr. Bennett:

In connection with the purchase by Cougar Trading, LLC (the "Holder") of shares of PeopleString Corporation ("PeopleString") common stock (the "Securities") from BigString Corporation, we agree to the following provisions:

Legend Removal. The legend set forth on the Securities shall be removed and PeopleString shall issue a new certificate without such legend to the Holder, if one of the following conditions is met: (a) the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A; (b) in connection with a sale, assignment or other transfer of the Securities, the Holder provides PeopleString with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") and that the legend can be removed from the Securities; or (c) the Securities are registered for resale under the 1933 Act.

Public Information. At any time during the period commencing from the six (6) month anniversary of the date the Securities are purchased by the Holder from BigString Corporation and ending at such time that all of the Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if PeopleString shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a "Public Information Failure") then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), PeopleString shall pay to the Holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate purchase price of the Securities on the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required pursuant to Rule 144. Each payment to which the Holder shall be entitled pursuant to this letter agreement is referred to herein as a "Public Information Failure Payment." A Public Information Failure Payment shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payment is incurred and (ii) the third business day after the event or failure giving rise to the Public Information Failure Payment is cured. In the event PeopleString fails to make a Public Information Failure Payment in a timely manner, such Public Information Failure Payment shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

Carl J. Bennett
March 16, 2011

Piggy-Back Registration Rights. If at any time before the date that all of the Securities (a) can be sold publicly under Rule 144 without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, or (b) have been sold by the Holder, there is not an effective registration statement covering all of the Securities and PeopleString shall determine to prepare and file with the Securities and Exchange Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, other than on For S-4 or Form S-8 (each promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then PeopleString shall send to the Holder if it is not eligible to sell all of the Securities without restriction pursuant to Rule 144 and without the requirement for PeopleString to be in compliance with Rule 144(c)(1), written notice of such determination and if, within ten (10) days after receipt of such notice, the Holder shall so request in writing, PeopleString shall include in such registration statement all or any part of the Securities the Holder requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of PeopleString securities which may be included in the registration statement because, in such underwriter(s) judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, PeopleString shall be obligated to include in such registration statement only such limited portion of the Securities with respect to which the Holder has requested inclusion hereunder as the underwriter shall permit; provided, however, that (i) PeopleString shall not exclude any Securities unless PeopleString has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such registration statement or are not contractually entitled to pro rata inclusion with the Securities and (ii) after giving effect to the immediately preceding proviso, any such exclusion of Securities shall be made pro rata among the Holder and the holders of other securities having the contractual right to inclusion of their securities in such registration statement by reason of registration rights, in proportion to the number of Securities or other securities sought to be included by the Holder and other holders. If an offering in connection with which the Holder in entitled to registration under this letter agreement is an underwritten offering, then the Holder whose Securities are included in such registration statement shall, unless otherwise agreed by PeopleString, offer and sell such Securities in an underwritten offering using the same underwriter or underwriters and on the same terms and conditions as the other PeopleString securities included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to PeopleString and the underwriter or underwriters.

Carl J. Bennett
March 16, 2011

Best Regards,

Darin Myman
Chief Executive Officer.

Accepted and Agreed:

Cougar Trading, LLC

By:	/s/ Emanuel E. Geduld
Name: Emanuel E. Geduld
Title: Senior Managing Member